                                                                 Exhibit 99(c)

Consolidated Statements of Income
(Dollars in Thousands, Except for Per Share Data)
                                                Year ended December 31,
                                             1996         1995          1994
Interest Income
Loans and fees on loans ...............    $ 221,856     $ 202,395    $ 156,755
Securities:
Taxable ...............................       32,244        29,376       28,128
Tax-exempt ............................       12,899        13,824       14,307
Other .................................        2,472         3,002        1,051
Total interest income .................      269,471       248,597      200,241

Interest Expense
Deposits ..............................      121,172       113,037       77,957
Other borrowed funds ..................        6,911         5,793        4,395
Long-term debt ........................        1,008           697          857
Total interest expense ................      129,091       119,527       83,209

Net Interest Income ...................      140,380       129,070      117,032
Provision for loan losses .............       11,321         7,991        6,670
Net interest income after
  provision for loan losses ...........      129,059       121,079      110,362

Non-Interest Income
Service charges on deposits ...........       14,239        12,792       11,939
Trust and investment management
  fees ................................        8,228         7,250        6,829
Mortgage banking revenue ..............        6,351         4,017        3,847
Other operating .......................        9,003         6,758        7,144
Net realized securities gains
 (losses) .............................          (84)          324         (297)
Total non-interest income .............       37,737        31,141       29,462

Non-Interest Expense
Salaries and employee benefit .........       59,348        55,157       50,153
Occupancy .............................        7,132         6,561        6,013
Equipment .............................        7,187         6,062        5,757
FDIC insurance ........................           29         2,918        5,180
Other operating .......................       34,653        30,886       28,218
Total non-interest expense ............      108,349       101,584       95,321

Income Before Income Taxes ............       58,447        50,636       44,503
Income taxes ..........................       16,279        13,324       10,776

Net Income ............................    $  42,168     $  37,312    $  33,727

Net Income Per Share ..................    $    1.57     $    1.40    $    1.27
Average Shares Outstanding
  (in thousands) ......................       26,779        26,652       26,643

See accompanying notes to consolidated financial statements.

                                                  Consolidated Balance Sheets
                                                       (Dollars in Thousands)
                                                          December 31,
                                                      1996             1995
Assets
Cash and due from banks ......................     $   155,725      $   128,168
Federal funds sold ...........................          12,950          117,100
Total cash and cash equivalent ...............         168,675          245,268
Interest bearing deposits with banks .........           1,713            5,361
Securities:
Available-for-sale ...........................         465,460          329,688
Held-to-maturity (market values
 of $293,595 and $362,788) ...................         284,691          349,227
Total securities .............................         750,151          678,915
Loans ........................................       2,499,038        2,216,947
Allowance for loan losses ....................         (31,720)         (28,031)
Net loans ....................................       2,467,318        2,188,916
Net premises and equipment ...................          68,667           68,551
Other assets .................................          63,909           53,728
Total assets .................................     $ 3,520,433      $ 3,240,739

Liabilities and Shareholders' Equity
Deposits:
Non-interest bearing demand ..................     $   361,692      $   337,370
Interest bearing:
Savings and NOW accounts .....................       1,011,153          893,732
Time .........................................       1,643,124        1,582,589
Total deposits ...............................       3,015,969        2,813,691
Other borrowed funds .........................         163,220          134,323
Other liabilities ............................          37,563           33,219
Long-term debt ...............................          29,537            5,678
Total liabilities ............................       3,246,289        2,986,911
Shareholders' equity:
Preferred stock - no par value;
  1,000,000 shares authorized,
  none outstanding ...........................            --               --
Common stock - $1 par value;
  50,000,000 shares authorized;
  issued and outstanding:
  26,304,157 and 18,848,338 ..................          26,304           18,848
Surplus ......................................         163,828          146,930
Retained earnings ............................          83,374           86,232
Securities valuation, net of tax .............             638            1,818
Total shareholders' equity ...................         274,144          253,828
Total liabilities and
  shareholders' equity .......................     $ 3,520,433      $ 3,240,739

See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows
(Dollars in Thousands)

                                                   Year ended December 31,
                                               1996           1995       1994
Cash Flows From Operating Activities
Net income ................................   $  42,168    $  37,312    $  33,727
Adjustments to reconcile
 net income to net cash
 provided by operating activities:
Provision for loan losses .................      11,321        7,991        6,670
Origination of loans held
 for sale in secondary market .............    (218,158)    (169,861)    (140,356)
Proceeds from sale of loans
 in secondary market ......................     219,540      171,135      141,499
Gain on sale of loans .....................      (1,382)      (1,274)      (1,143)
Capitalization of mortgage
 servicing rights .........................      (1,865)        --           --
Net realized securities (gains)
 losses ...................................          84         (324)         297
Provision for depreciation,
 amortization and accretion ...............       6,265        7,725        8,234
Deferred income taxes .....................        (874)        (853)          58
Net increase in interest
 receivable ...............................        (763)      (1,519)      (3,850)
Net increase (decrease)
 in interest payable ......................        (166)       3,964        1,799
Other-net .................................       2,343        4,353         (402)
Total adjustments .........................      16,345       21,337       12,806
Net cash provided by
 operating activities .....................      58,513       58,649       46,533

Cash Flows From Investing Activities
Net (increase) decrease in interest bearing
deposits with banks .......................       3,648       (1,395)      (1,183)
Purchase of securities
  available-for-sale ......................    (260,713)    (104,623)     (52,427)
Proceeds from sales of
 securities available-for-sale ............      27,906        6,240       16,097
Proceeds from maturities and
 prepayments of securities
 available-for-sale .......................      96,254       29,961       17,357
Purchase of securities
 held-to-maturity .........................     (15,247)      (6,451)    (132,336)
Proceeds from maturities and
 prepayments of securities
 held-to-maturity .........................      80,418      131,671      143,575
Net increase in loans .....................    (288,893)    (262,497)    (287,190)
Purchase of premises and
 equipment and other assets ...............     (13,723)     (11,314)     (12,616)
Net cash used in investing act ............    (370,350)    (218,408)    (308,723)

Cash Flows From Financing Activities
Net increase in non-interest
 bearing demand and savings and
 NOW account deposits .....................     133,908       19,315       19,205
Net increase in time deposits .............      40,258      306,437      227,659
Deposits from branch acquisitions .........      28,112         --           --
Net increase (decrease) in
 other borrowed funds .....................      53,897      (38,456)      56,666
Repayment of long-term debt ...............      (1,141)      (2,384)      (1,833)
Cash dividends and fractional
 shares ...................................     (16,073)     (13,386)     (10,846)
Proceeds from issuance of
 common stock .............................       5,538        4,278        3,854
Common stock repurchased ..................      (9,255)      (1,911)      (6,311)
Net cash provided by
 financing activities .....................     235,244      273,893      288,394
Increase (Decrease) In Cash
 and Cash Equivalents .....................     (76,593)     114,134       26,204
Cash and Cash Equivalents,
 At Beginning of Year .....................     245,268      131,134      104,930
Cash and Cash Equivalents,
 At End of Year ...........................   $ 168,675    $ 245,268    $ 131,134
Supplemental Cash Flow Information
Interest paid .............................   $ 129,257    $ 115,563    $  81,410
Income taxes paid .........................      17,836       12,559       10,638

See accompanying notes to consolidated financial statements.

Consolidated Statements of Shareholders' Equity
(Dollars in Thousands)

                                                                                Securities
                                       Common                    Retained       Valuation,
                                       Stock        Surplus      Earnings       Net of Tax
Balance, January 1, 1994,
 as previously reported .............   $  16,493    $ 108,154    $  77,728    $   1,853
Adjustment to record acquisition
 of subsidiary on pooling-of-
 interests basis ....................         541        2,951          693         --
Balance, January 1, 1994, as adjusted      17,034      111,105       78,421        1,853
Net income ..........................        --           --         33,727         --
Cash dividends - $.47 per share .....        --           --        (11,488)        --
Cash dividends paid by
 subsidiary prior to
 acquisition ........................        --           --           (142)        --
Stock issued under terms of
 dividend reinvestment and
 employee stock purchase plans ......         125        2,597         --           --
Stock issued upon
 exercise of stock options ..........         101        1,233         --           --
Stock issued in payment
 of 5% stock dividend, at
 market .............................         853       15,676      (16,579)        --
Common stock repurchased ............        (277)      (6,034)        --           --
Effect of stock issued by
 subsidiary under terms of
 employee stock ownership plan
 prior to acquisition ...............        --             34         --           --
Net unrealized loss on
available-for-sale securities .......        --           --           --         (4,788)
Balance, December 31, 1994 ..........      17,836      124,611       83,939       (2,935)
Net income ..........................        --           --         37,312         --
Cash dividends - $.55 per
 share ..............................        --           --        (14,021)        --
Stock issued under terms
 of dividend reinvestment
 and employee stock purchase
 plans ..............................         152        3,524         --           --
Stock issued upon exercise
 of stock options ...................          41          466         --           --
Stock issued under terms
 of directors' current
stock purchase plan .................           4           91         --           --
Stock issued in payment of
 5% stock dividend,
 at market ..........................         893       20,071      (20,998)        --
Common stock repurchased ............         (78)      (1,833)        --           --
Net unrealized gain
 on available-for-sale
 securities .........................        --           --           --          4,753
Balance, December 31, 1995 ..........      18,848      146,930       86,232        1,818
Net income ..........................        --           --         42,168         --
Cash dividends - $.65
 per share ..........................        --           --        (16,906)        --
Stock issued under
 terms of dividend
 reinvestment and employee
 stock purchase plans ...............         179        4,357         --           --
Stock issued upon exercise
 of stock options ...................          93          840         --           --
Stock issued under terms
 of directors' current
 stock purchase plan ................           3           88         --           --
Stock issued in payment of
 5% stock dividend,
 at market ..........................         944       27,105      (28,095)        --
Four-for-three common
 stock split ........................       6,564       (6,564)         (25)        --
Common stock repurchased ............        (327)      (8,928)        --           --
Net unrealized loss on
 available-for-sale
 securities .........................        --           --           --         (1,180)
Balance, December 31, 1996 ..........   $  26,304    $ 163,828    $  83,374    $     638

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Summary of Significant Accounting Policies

Organization and Nature of Operations
First Michigan Bank Corporation (FMB) is a bank holding company with 14 subsidiary community banks engaged in the business of commercial banking (the Banks). FMB has four non-bank subsidiaries providing trust, brokerage, credit and title insurance services to customers of the Banks.

     The Banks are engaged in the business of general commercial, retail and mortgage banking. The Banks offer a variety of deposit products including checking accounts, savings accounts, time deposits and short-term deposits. The Banks conduct lending activities in the residential and commercial mortgage markets, in the general commercial market and in the consumer installment marketplace. These financial services and products are delivered through a network of full-service branches, specialized offices, automatic teller machines and various electronic delivery channels.

     The principal markets for the Banks' financial services are the Michigan communities in which each of the banks is located and the areas immediately surrounding these communities. The Banks serve these markets through 90 branch offices in or near these communities.

Principles of Consolidation and Basis of Presentation
The consolidated financial statements include the accounts of FMB and its subsidiaries. Upon consolidation, all significant intercompany accounts and transactions have been eliminated. Goodwill is being amortized over periods up to 20 years.

     In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment and reported at the lower of carrying amount or fair value, less cost to sell, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Management periodically reviews goodwill and other long-lived assets for impairment based upon the projected, undiscounted net cash flows of the subsidiaries to which the goodwill relates or the long-lived assets belong. FMB has not experienced any impairment of its goodwill and long-lived assets.

     In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The Statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are borrowings and for derecognition of liabilities that have been extinguished. This Statement also requires that liabilities and derivatives incurred or obtained as part of a transfer be measured initially at fair value. SFAS No. 125 also amends SFAS No. 122 (discussed under "Mortgage Banking Operations") to provide further guidance on measurement of servicing rights relating to assets transferred. The Statement is effective for transfers, servicing or extinguishments occurring after December 31, 1996, except for certain provisions which are effective after December 31, 1997. Adoption of the accounting provisions of this standard is not expected to have a material effect upon FMB's financial condition or results of operations.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. The amount of those assets actually realized and liabilities actually settled in future periods could differ from those estimates. The differences, if any, would be reflected in the reported amounts of revenues and expenses in future periods.

Cash and Cash Equivalents
For the purposes of reporting cash flows, cash equivalents include amounts due from banks and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

Securities
Management has identified as "available-for-sale" certain securities which may be sold in the future to meet FMB's investment objectives of quality, liquidity and yield and to avoid significant market value deterioration. Securities available-for-sale are adjusted to fair market value each reporting period with unrealized gains and losses reported as a separate component of shareholders' equity, net of tax. Securities held-to-maturity are stated at cost adjusted for amortization of premium and accretion of discount. The adjusted cost of the specific security sold is used to compute gain or loss on all securities transactions.

Loans and Allowance for Loan Losses
Loans are stated at their principal balance outstanding, net of unearned income. The allowance for loan losses is maintained at a level considered by management to be adequate to absorb possible future loan losses inherent in the current portfolio. Management's assessment of the adequacy of the allowance is based upon type and volume of the loan portfolio, past loan loss experience, existing and anticipated economic conditions, and other factors which deserve current recognition in estimating possible future loan losses.

     A portion of the total allowance for loan losses is related to impaired loans. A loan is impaired when it is probable that the creditor will be unable to collect all principal and interest amounts due according to the contracted terms of the loan agreement. FMB considers loans that have been placed on non-accrual status or which have been renegotiated in a troubled debt restructuring to be impaired. The allowance for loan losses for an impaired loan is recorded at the amount by which the outstanding recorded principal balance exceeds the fair value of the collateral on the impaired loan. For a loan that is not collateral-dependent, the allowance for loan losses is recorded at the amount by which the outstanding recorded principal balance exceeds the current best estimate of the future cash flows on the loan, discounted at the loan's effective interest rate. FMB adopted the accounting provisions for impaired loans prospectively as of January 1, 1995. Accordingly, the required disclosures are presented for 1995 and 1996 only.

Net Premises and Equipment
Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method for financial reporting purposes. Accelerated depreciation methods are used for income tax purposes.

Other Real Estate
Other real estate, which is included in other assets, is comprised of properties in the possession of the subsidiary banks which are generally acquired through foreclosure proceedings or deed in lieu of foreclosure. These properties are held for sale and are carried at the lower of the amount of the related loan or the fair market value of the property minus estimated costs to sell the property (net realizable value). Losses which may result from the acquisition of such properties are charged against the allowance for loan losses. Losses in net realizable value during the holding period are expensed immediately, while gains are recognized in other operating income only upon disposition.

Employee Benefit Plans
FMB has a noncontributory pension plan for the benefit of all full-time employees and part-time employees working more than 1,000 hours per year. Benefits under the plan are based on the employee's years of service and compensation during the five consecutive highest paid plan years of the last ten plan years preceding retirement. FMB's funding policy is to contribute an actuarially-determined amount that can be deducted for federal income tax purposes.

     FMB also sponsors a defined contribution 401(k) plan for the benefit of all employees over 21 years old. For those employees who work 1,000 or more hours per year, FMB matches employee contributions at levels that management determines to be appropriate.

     FMB acts as a self-insurer for employees' medical, dental and accident insurance whereby it assumes limited liabilities with the excess liability assumed by underwriters. Claims for active employees are charged to operations during the year in which they occur.

     FMB has a postretirement benefit plan that provides medical and dental coverage between the ages of 60 and 65 to any full-time employee who elects early retirement after 10 or more years of service. The plan contains the same cost-sharing features of deductibles and copayments that are contained in the medical and dental insurance plans provided to active employees. Partial funding of the plan is accomplished through monthly contributions to a self-insurance trust fund which was established to cover the medical and dental benefits of both retirees and active participants. The monthly contribution to the self-insurance trust fund for each retiree is equivalent to the amount contributed each month for an active participant.

Mortgage Banking Operations
FMB originates mortgage loans which it sells into the secondary market. Closed mortgage loans are held for sale generally less than 15 days, and book value approximates market value. FMB retains the servicing rights when it sells the mortgage loans. Servicing income is recognized in other non-interest income when received and expenses are recognized in operating expenses when incurred.

     On January 1, 1996, FMB prospectively adopted the accounting provisions for mortgage servicing rights promulgated by SFAS No. 122, "Accounting for Mortgage Servicing Rights," which is an amendment to SFAS No. 65, "Accounting for Certain Mortgage Banking Activities." SFAS No. 122 amends SFAS No. 65 to require that an asset be recognized for the rights to service mortgage loans including those rights that are created by the origination of mortgage loans which are sold or securitized with the servicing rights retained by the originator. The amount of the asset for these originated mortgage servicing rights (OMSR) is determined based upon the relative fair value of the underlying mortgage loans without the OMSR and the OMSR itself. Recognition of these assets results in an increase in the gains recognized upon the sale of the underlying loans. The OMSR assets are being amortized in proportion to and over the life of the estimated net future servicing income. FMB stratifies the mortgage loans sold by sale date, term and interest rate for purposes of applying SFAS No. 122 both for the origination valuation of the OMSR and for evaluating the remaining book value of the OMSR assets for impairment. Any impairment is recognized as a separate valuation allowance for each impaired stratum. Due to the prospective adoption of these accounting provisions, the required disclosures are presented for 1996 only. The overall impact of adoption was not material to FMB's results of operations for the year.

Stock Options
FMB applies the intrinsic value method of accounting promulgated under Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees," and related interpretations for its fixed-price, stock option plan. Accordingly, no compensation cost is recognized as a result of options awarded to employees under the plan.

     SFAS No. 123, "Accounting for Stock-Based Compensation," which became effective January 1, 1996, establishes a fair value method of accounting for all stock-based compensation, but it allows companies to continue to account for stock options granted to employees under the intrinsic value method in accordance with APB Opinion 25. Companies electing to maintain their accounting for employee stock compensation under APB Opinion 25 are required to provide pro forma net income and earnings per share disclosures, determined as if the company had applied the fair value accounting method under SFAS No. 123. FMB has elected to continue to account for its stock option plans in accordance with APB Opinion 25 and, accordingly, has provided the supplemental disclosures for 1995 and 1996 that are required by this new accounting standard.

Interest Income and Fees on Loans
Interest on loans is accrued based upon the principal balance outstanding. The recognition of interest income is discontinued when, in the opinion of management, there is sufficient doubt that the borrower will be able to meet the scheduled repayments. When the accrual of interest is discontinued, the balance of interest accrued but not collected is eliminated from income.

     For impaired loans that are on non-accrual status, cash payments received are generally applied to reduce the outstanding recorded principal balance of the loans. However, all or a portion of a cash payment received on a non-accrual loan may be recognized as interest income to the extent allowed by the loan contract, provided that the borrower's financial condition or the underlying collateral on the loan support the collection in full of the remaining outstanding recorded principal balance of the loan. For an impaired loan that has been renegotiated in a troubled debt restructuring, interest income is recognized on an accrual basis according to the modified contractual terms so long as the restructured loan continues to perform in accordance with the modified contractual terms.

     For loans with an initial term exceeding one year, loan origination and commitment fees and related lending costs are deferred, and the net amount is amortized as an adjustment of the related loan's yield over its original term. The net unamortized amount related to a loan that is subsequently sold is recognized currently as other operating income. For loans with an initial term of one year or less, the effect of the deferral of loan fees and costs is immaterial to the operations of FMB.

Interest Rate Swap Agreements
Interest rate swap agreements are derivative financial instruments entered into for the purpose of hedging short-term interest sensitivity positions against the impact of changes in interest rates. The interest rate differential to be paid or received is recognized in interest income over the life of the agreements.

Advertising Costs
All advertising costs incurred are expensed in the period in which they are incurred.

Income Taxes
FMB and its subsidiaries file a consolidated federal income tax return. The parent company and its subsidiaries each report current income tax expense as allocated under a consolidated tax sharing agreement. Deferred tax assets and liabilities are computed by each member of the consolidated group based on the difference between the financial statement and income tax basis of assets and liabilities using enacted tax rates. The reversal of these temporary differences will result in taxable or deductible amounts in future years when the related asset or liability is recovered or settled within each entity.

Trust Assets and Income
Property, other than cash deposits, held by subsidiary banks in fiduciary or agency capacities for their customers is not included in the accompanying consolidated balance sheets since such property is not an asset of FMB. Trust income is reported on an accrual basis.

Income Per Share
Income per share is computed based on the average number of shares outstanding during each period including the assumed exercise of dilutive stock options, and is retroactively adjusted for stock dividends and splits.

Note 2. Acquisitions
On April 15, 1996, FMB acquired Arcadia Financial Corporation (Arcadia) and its wholly-owned subsidiary, which was subsequently renamed FMB-Arcadia Bank. The acquisition was effected through the exchange of 1.648 shares of FMB common stock (653,749 shares in total) for each outstanding share of Arcadia. The acquisition was accounted for as a pooling-of-interests. Accordingly, the accompanying consolidated financial statements have been restated to include the balances and results of operations of Arcadia prior to the acquisition.

     Separate pro forma results of operations of the combined entities for the periods prior to their respective acquisition dates are as follows (dollars in thousands, except for per share data):

                                             Year ended
                    Three months ended     December 31,
                     March 31, 1996      1995         1994
                       (unaudited)    (unaudited)  (unaudited)
Total interest income and non-interest income:
FMB .................   $ 70,958      $270,651      $222,489
Arcadia .............      2,436         9,087         7,214
Combined ............   $ 73,394      $279,738      $229,703

Net income:
FMB .................   $  9,215      $ 35,910      $ 32,380
Arcadia .............        364         1,402         1,347
Combined ............   $  9,579      $ 37,312      $ 33,727

Net income per share:
FMB .................   $   0.36      $   1.39      $   1.25
Combined ............       0.36          1.40          1.26

Note 3. Securities
The amortized cost and carrying value, which is estimated market value, of securities available-for-sale are as follows (dollars in thousands):

                                              December 31, 1996                          December 31, 1995
                                              Gross     Gross                            Gross       Gross
                                 Amortized Unrealized Unrealized  Carrying  Amortized   Unrealized Unrealized  Carrying
                                    Cost      Gains     Losses      Value      Cost       Gains      Losses      Value
U.S. Treasury securities and
obligations of U.S. government
 corporations and agencies ...   $346,264   $  1,436   $  1,217   $346,483   $232,745   $  1,910   $    512   $234,143
Obligations of states
 and political subdivisions ..     32,575        899        109     33,365     28,895      1,426          9     30,312
Corporate securities .........       --         --         --         --          500       --         --          500
Mortgage-backed securities ...     73,419        391        418     73,392     57,016        420        439     56,997
Equity securities ............     12,220       --         --       12,220      7,736       --         --        7,736
Total ........................   $464,478   $  2,726   $  1,744   $465,460   $326,892   $  3,756   $    960   $329,688

The carrying value and estimated market value of securities held-to-maturity are as follows (dollars in thousands):

                                                   December 31, 1996                      December 31, 1995
                                             Gross       Gross    Estimated             Gross       Gross     Estimated
                                Carrying   Unrealized  Unrealized  Market  Carrying   Unrealized  Unrealized  Market
                                   Value     Gains      Losses    Value     Value       Gains      Losses     Value
U.S. Treasury securities and
obligations of U.S. government
corporations and agencies ....   $ 48,864   $    181   $    110   $ 48,935   $ 81,793   $    610   $    144   $ 82,259
Obligations of states
 and political subdivisions ..    173,170      8,935        392    181,713    178,034     12,462         98    190,398
Corporate securities .........        118          1       --          119      2,530         23       --        2,553
Mortgage-backed securities ...     62,539        466        177     62,828     86,870        931        225     87,576
Total ........................   $284,691   $  9,583   $    679   $293,595   $349,227   $ 14,026   $    467   $362,786

     As permitted by the transition provisions in the guide to implementation of SFAS No. 115 issued by the FASB in November 1995, FMB transferred securities with an amortized cost of $110,674,000 from the held-to-maturity to the available-for-sale category on December 27, 1995. The net unrealized gain on the securities transferred amounted to $421,000.

     As of December 31, 1996, all holdings of debt securities were of investment grade with over 95% of the holdings rated A or better by either Moody's or Standard and Poor's. Securities not rated by a nationally recognized organization represent smaller local issues which in management's opinion, if rated, would qualify as A or better. Securities with a carrying value of $171,380,000 at December 31, 1996 were pledged for various purposes as required or permitted by law.

     The carrying value and estimated market value of debt securities, by contractual maturity, are shown in the table below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. For the purposes of this table, the maturities of mortgage-backed securities have been determined using weighted-average expected lives, taking into account anticipated future prepayments. Maturities of investments in debt securities as of December 31, 1996 are as follows (dollars in thousands):

                                        Available-for-sale      Held-to-maturity
                                                                          Estimated
                                        Amortized  Carrying   Carrying     Market
                                          Cost       Value      Value      Value
Due in one year or less ..............   $124,785   $124,603   $ 83,011   $ 83,381
Due after one year through five years     301,597    302,587    137,689    143,063
Due after five years through ten years     22,596     22,717     60,751     63,837
Due after ten years ..................      3,280      3,333      3,240      3,314
   Total debt securities .............    452,258    453,240   $284,691   $293,595
Equity securities ....................     12,220     12,220       --         --
                    Total ............   $464,478   $465,460       --         --

Proceeds from sales of securities during 1996, 1995 and 1994 were $27,906,000, $6,240,000 and $16,097,000, respectively. Gross gains of $19,000, $339,000 and
$45,000 and gross losses of $103,000, $15,000 and $342,000 were realized on those sales for 1996, 1995 and 1994, respectively.

Note 4. Loans
The composition of the loan portfolio is as follows (dollars in thousands):

                              December 31,
                           1996         1995
Commercial, financial
 and agricultural ...   $  667,200   $  608,718
Real estate:
      Commercial ....      521,283      474,887
      Construction ..      225,043      155,872
      Residential ...      637,991      548,869
      Held-for-sale .        2,220        8,626
Consumer ............      445,301      419,975
              Total .   $2,499,038   $2,216,947

     The Banks have granted loans to directors and executive officers of FMB and its significant subsidiaries and to their associates. These related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The aggregate dollar amount of these loans was $28,295,000 and $31,797,000 at December 31, 1996 and 1995, respectively. During 1996, $12,791,000 of new loans were made, repayments amounted to $12,387,000 and changes in persons included, decreased the aggregate loans to related parties by $3,906,000.

Note 5. Allowance for Loan Losses
A summary of the activity in the allowance for loan losses is as follows (dollars in thousands):

                                        Year ended December 31,
                                     1996         1995       1994
Balance, at beginning of year .   $ 28,031    $ 24,733    $ 21,288
Provision charged to operations     11,321       7,991       6,670
Loan losses ...................     (9,918)     (6,846)     (5,370)
Loan loss recoveries ..........      2,286       2,153       2,145
Balance, at end of year .......   $ 31,720    $ 28,031    $ 24,733

Information about FMB's impaired loans as of and for the year ended (dollars in thousands):

                                                       December 31,
                                                      1996     1995
Recorded balance of impaired loans, at end of year:
With related allowance for loan loss ..............   $  634   $1,683
With no related allowance for loan loss ...........    7,958    3,933
Total .............................................   $8,592   $5,616
Average balance of impaired loans for the year ....   $8,108   $7,360
Allowance for loan loss related to impaired loans .   $  260   $  609
Interest income on impaired loans:
Recorded on a cash basis ..........................   $  261   $   67
Recorded on an accrual basis ......................      276      169
Foregone due to impairment ........................    1,063      801

Note 6. Premises and Equipment
Premises and equipment consists of the following (dollars in thousands):

                                   December 31,
                                1996           1995
Land and improvements ....   $  17,164    $  15,967
Building and improvements       47,654       47,869
Furniture and equipment ..      48,989       44,672
Total ....................     113,807      108,508
Accumulated depreciation .     (45,140)     (39,957)
Net premises and equipment   $  68,667    $  68,551

Note 7. Mortgage Loan Servicing
Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The total unpaid principal balance of mortgage loans serviced for others was $815,367,834 and $709,385,980 at December 31, 1996 and 1995, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing are included in demand deposits and amounted to $942,060 and $1,189,389 at December 31, 1996 and 1995, respectively.

     Beginning January 1, 1996, FMB began to account for the rights to service mortgage loans that the Banks have originated and sold to others under SFAS No.
122. A summary of the activity relating to mortgage servicing rights is as follows (dollars in thousands):

                                              December 31, 1996
Book value, at beginning of year ...............   $  --
Originated mortgage servicing rights capitalized     1,934
Amortization of mortgage servicing rights ......      (158)
Book value, at end of year .....................     1,776
Impairment valuation allowance .................       (69)
Carrying value, at end of year .................   $ 1,707

Note 8. Other Borrowed Funds
Other borrowed funds consist of the following (dollars in thousands):

                                                             December 31,
                                                        1996             1995
Short-term borrowings:
Securities sold under
 agreements to repurchase ....................         $ 78,543         $108,110
Other ........................................            5,009           12,713
Total short-term borrowings ..................           83,552          120,823
Federal Home Loan Bank advances ..............           79,668           13,500
Total ........................................         $163,220         $134,323

FMB's only significant category of short-term borrowings during the year is securities sold under agreements to repurchase, of which over 95% are one-day retail repurchase agreements. The securities underlying all of these repurchase agreements remain under FMB's control for the duration of the agreement. The amounts and interest rates for this category for the applicable periods are as follows (dollars in thousands):

                                       1996              1995            1994
End of period:
Balance .....................        $ 78,543         $108,110         $122,758
Weighted average
 interest rate ..............            4.14%            3.47%            3.51%
Daily average:
Balance .....................        $ 98,904         $110,216         $109,029
Interest rate ...............            3.82%            3.84%            2.88%
Maximum amount
 outstanding at
 any month-end ..............        $119,419         $114,630         $122,758

At both December 31, 1995 and 1994, other short-term borrowings included $10,000,000 that had been advanced under a line of credit and standby loan agreement with another financial institution. Advances on the agreement bore interest at seven-tenths of a percent over the daily federal funds rate. This replaces the previous $10,000,000 line of credit. All amounts advanced on the loan agreement were converted to a term note as of August 15, 1996, which is recorded as long-term debt. Various of the Banks have obtained advances from the Federal Home Loan Bank of which they are members. The advances are secured by blanket collateral agreements covering certain unpledged assets of the respective bank. Federal Home Loan Bank advances for all of the Banks consist of the following (dollars in thousands):

                                               December 31,
                                     1996                    1995
                                          Weighted-                  Weighted-
                                          Average                    Average
                              Total       Interest     Total         Interest
Year of Maturity           Outstanding     Rate      Outstanding      Rate
1997                       $27,500          5.65%    $ 4,000          5.82%
1998                        47,500          5.77       8,500          5.63
1999                            --           --           --           --
2000                           773          5.86       1,000          5.86
2001                         1,000          6.36          --           --
After 2001                   2,895          6.58          --           --

Total                      $79,668          5.77%    $13,500          5.70%

Note 9. Long-Term Debt
Long-term debt consists of the following (dollars in thousands):

                                                             December 31,
                                                          1996            1995
Term note ....................................          $25,000          $  --
10% Subordinated debentures ..................            4,537            4,537
Other ........................................             --              1,141
Total ........................................          $29,537          $ 5,678

The term note is payable to another financial institution. The note bears interest at seven-tenths of a percent over the daily federal funds rate and is scheduled to mature on August 15, 2002. The term note is unsecured and provides for various restrictions related to nonperforming loans, equity, regulatory capital, total indebtedness and dividend payments. FMB is in compliance with all requirements of the note as of December 31, 1996. The 10% subordinated debentures are payable to former shareholders of Northwestern Bank Corporation. Interest is payable semiannually on January 30 and July 30 of each year. The debentures are scheduled to mature on May 31, 2001. The debentures may not be called for redemption by FMB prior to May 31, 1998. FMB does not have any long-term debt maturing until 2001, at which time $4,537,000 will become due.



Note 10. Shareholders' Equity
Common stock consists of 50,000,000 shares authorized, at $1 par value, of which 26,304,157 and 18,848,338 were outstanding at December 31, 1996 and 1995, respectively. On June 13, 1996, the Board of Directors declared a four-for-three stock split to shareholders of record on July 1, 1996, payable July 26, 1996. There are 1,904,553 common shares reserved for issuance under the dividend reinvestment, employee stock purchase and stock option plans, and the deferred compensation, deferred stock and current stock purchase plan for non-employee directors. Preferred stock consists of 1,000,000 shares authorized, at no par value, none of which are issued. There are 120,000 shares reserved for issuance under the Shareholder Protection Rights Plan (Plan) Under the Plan, one preferred share right (Right) was distributed as a dividend on each outstanding share of common stock. The Plan is designed to protect shareholders against unsolicited attempts to acquire control of FMB in a manner that does not offer a fair price to all shareholders. Each right will entitle shareholders to buy one one-hundredth of a share of preferred stock from FMB at an exercise price of $20.99. The Rights will be exercisable only if a person or group acquires 15 percent or more of the common stock. If any person or group does acquire 15 percent or more of FMB common stock, each Right will entitle its holder to purchase, for the exercise price, shares of FMB's common stock having a market value of twice the exercise price. Also, if any person or group acquires between 15 percent and 50 percent of FMB's common stock, the Board of Directors may elect to exchange one share of FMB's common stock or one one-hundredth of a share of preferred stock for each Right. FMB will be entitled to redeem the Rights at one cent per Right at any time before a 15 percent position has been acquired.

Note 11. Stock Option Plan
At December 31, 1996, 1,069,326 shares of common stock were reserved for issuance in connection with FMB's stock option plan. Options may be granted to certain executives and key employees at the fair market value of the stock on the date of grant. The plan provides that 100% of the shares become exercisable one year following the date granted and expire 10 years following the grant date.

The activity in FMB's stock option plan is as follows:

                                                     Year ended December 31,
                                   1996                     1995                      1994
                                       Weighted-                 Weighted-                  Weighted-
                                       Average                   Average                    Average
                                      Exercise                  Exercise                   Exercise
                         Shares        Price       Shares        Price      Shares          Price
Outstanding,
 at beginning of year    816,605       $10.75      721,834        $9.34      676,713        $7.80
Granted .............    162,106        20.08      161,586        16.33      182,289        13.42
Exercised ...........    (65,895)       10.15      (62,626)        8.62     (133,652)        7.09
Forfeited ...........     (3,780)       20.00       (4,189)       16.33       (3,516)        9.74
Outstanding,
 at end of year .....    909,036       $12.42      816,605       $10.75      721,834        $9.34
Exercisable,
 at end of year .....    750,681       $10.80      659,109        $9.41      539,441        $7.96

Stratification and additional detail regarding the options outstanding at December 31, 1996 is as follows:

                               Options Outstanding                          Options Exercisable
Excercise             Number     Weighted-Average    Weighted-Average      Number     Weighted-Average
Price Range         Outstanding   Remaining Life     Exercise Price      Exercisable   Exercise Price
$4.49-$7.16         230,972        2.84 years        $ 6.22              230,972        $ 6.22
$8.60-$13.24        358,179        6.10 years         11.29              358,179         11.29
$15.48-$23.25       319,885        8.48 years         18.15              161,530         16.25

The weighted-average grant-date fair value of stock options granted to employees during the year and the weighted-average significant assumptions used to determine those fair values, using a modified Black-Sholes option pricing model, and the pro forma effect on earnings of the fair value accounting for stock options under SFAS No. 123 are as follows:

                                               Year ended December 31,
                                                1996           1995
Grant-date fair value per share ...........   $   5.01      $  5.76
Significant assumptions (weighted-average):
Risk-free interest
 rate at grant date .......................       5.50%        7.79%
Expected stock price
 volatility ...............................      22.01        23.64
Expected dividend payout ..................       3.00         2.90
Expected option life* .....................  7.5 years   10.0 years

Net income (in thousands):
As reported ...............................   $ 42,168    $  37,312
Pro forma .................................     41,375       36,405
Net income per share:
As reported ...............................   $   1.57       $ 1.40
Pro forma .................................       1.55         1.37

*The expected option life considers historical option exercise patterns and future changes to those exercise patterns anticipated at the date of grant.

Note 12. Income Taxes
Income tax components are as follows (dollars in thousands):

                                Year ended December 31,
                              1996        1995       1994
Income tax expense:
Current ................   $ 17,153    $ 14,177    $ 10,718
Deferred ...............       (874)       (853)         58
Total ..................   $ 16,279    $ 13,324    $ 10,776
Income tax expense
 (credit) included above
 which relates to
 security transactions .   $    (30)   $    114    $   (105)

The tax effect of temporary differences which give rise to a significant portion
of  FMB's  deferred  tax  assets   (liabilities)  are  as  follows  (dollars  in
thousands):

                                          December 31,
                                 1996        1995        1994
Allowance for loan losses ..   $ 10,963    $  9,563    $  8,318
Accumulated depreciation ...     (3,755)     (3,607)     (3,146)
Net prepaid retirement plans     (1,680)     (1,709)     (1,863)
Capitalized mortgage
 servicing rights ..........       (598)       --          --
Deferred loan fees .........       (327)       (394)       (316)
Deferred compensation ......      1,015         895       1,001
Available-for-sale
 securities valuation ......       (344)       (977)      1,554
Other ......................        166         162          63
Net deferred tax assets
 included in other assets ..   $  5,440    $  3,933    $  5,611

The amounts shown for income tax expense on the consolidated statements of income are less than amounts computed by applying the statutory federal income tax rate to income before taxes. A reconciliation of such amounts is as follows (dollars in thousands):

                                   Year ended December 31,
                                1996         1995       1994
Income taxes at
 statutory rate .........   $ 20,456     $ 17,723     $ 15,574
Tax-exempt interest
 income .................     (4,477)      (4,729)      (4,918)
Goodwill amortization ...        103          103          103
Other ...................        197          227           17
Income tax expense ......   $ 16,279     $ 13,324     $ 10,776

Effective income tax rate       27.9%        26.3%        24.2%
Statutory income tax rate       35.0         35.0         35.0

Note 13. Employees' Benefit Plans
Net pension cost includes the following components (dollars in thousands):

                                      Year ended December 31,
                                    1996        1995       1994
Service cost .................   $ 1,750     $ 1,535     $ 1,558
Interest cost ................     2,535       2,152       1,959
Return on plan assets ........    (2,828)     (2,339)     (2,260)
Net amortization and deferral        209         367         252
Net periodic pension cost ....   $ 1,666     $ 1,715     $ 1,509
Major actuarial assumptions:
Weighted-average discount rate      7.75%        7.5%        7.5%
Rate of increase in future
 compensation levels .........       4.5         5.0         5.0
Expected long-term rate of
 return on plan assets .......       9.0         9.0         9.0

The pension plan's funded status and amounts recognized in FMB's consolidated balance sheets are as follows (dollars in thousands):

                                             December 31,
                                           1996        1995
Accumulated benefit obligation,
 including vested benefits of
 $25,674,000 and $23,120,000,
 respectively ........................   $ 27,412    $ 25,054
Projected benefit obligation
 for service rendered to date ........   $ 33,562    $ 31,671
Plan assets at fair value,
 primarily corporate and governmental
 obligations and mutual funds ........     36,806      32,046
Plan assets in excess of projected
 benefit obligation ..................      3,244         375
Unrecognized prior service cost ......     (2,013)     (2,152)
Unrecognized net loss ................      5,776       7,630
Unrecognized net transition obligation         26          40
Prepaid pension cost included in other
assets ...............................   $  7,033    $  5,893

The matching contributions to FMB's defined contribution 401(k) plan amounted to $933,000 for 1996, $769,000 for 1995 and $568,000 for 1994.

Net periodic postretirement benefit cost includes the following components (dollars in thousands):

                                    Year ended December 31,
                                    1996    1995     1994
Service cost .................   $ 144     $  18     $ 114
Interest cost ................     124        60        76
Return on plan assets ........      (2)       (2)       (2)
Net amortization and deferral       76        36        61
Net periodic postretirement
 benefit cost ................   $ 342     $ 112     $ 249
Major actuarial assumptions:
Weighted-average discount rate    7.75%      7.5%      7.5%
Health care cost trend rate ..    10.0      10.5      12.5

Changes to, and refinement of, the retirement age assumptions during 1995 and 1996 also had a significant impact on the net periodic postretirement benefit cost from year to year.

The postretirement benefit plan's funded status and amounts recognized in FMB's consolidated balance sheet are as follows (dollars in thousands):

                                           December 31,
                                         1996       1995
Accumulated postretirement
 benefit obligation:
Retirees ...........................   $   238    $   168
Fully eligible active
 plan participants .................       291        562
Other active plan participants .....     1,301        115
Total ..............................     1,830        845
Plan assets at fair value,
 primarily cash ....................       (55)        26
Accumulated postretirement
 benefit obligation in excess
 of plan assets ....................     1,885        819
Unrecognized transition obligation .      (838)      (908)
Unrecognized gain (loss) ...........      (345)       539
Accrued other postretirement benefit
cost included in other liabilities .   $   702    $   450

The health care cost trend rate is assumed to decrease 0.5% annually through the year 1997 and 1.0% annually through the year 2002 to a rate of 5.0% and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. An increase of 1.0% each year in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation at December 31, 1996 by $388,000 and the aggregate of the service and interest cost components of the net periodic postretirement benefit cost for 1996 by $71,000.


Note 14. Data Processing Commitments
FMB is a party to an agreement with a service company under which the latter furnishes data processing services and equipment to FMB and certain of its subsidiaries. FMB is required to pay minimum charges under the agreement and additional service fees depending on the volume of accounts. FMB furnishes the facilities to house the service center and is responsible for utilities, maintenance and other related costs. Total expense for services under this agreement was $4,754,000 for 1996, $3,888,000 for 1995 and $3,503,000 for 1994,
including charges for data processing and professional services and amortization of software costs. The remaining minimum charges are payable as follows (dollars in thousands):

1997                      $   4,510
1998                          4,446
1999                            792
        Total             $   9,748

Note 15. Supplemental Income Statement Information
The components of other operating expenses that are detailed pursuant to various reporting requirements are as follows (dollars in thousands):

                             Year ended December 31,
                              1996    1995     1994
Other operating expenses:
Printing and supplies ...   $3,704   $3,279   $2,814
Computer processing .....    4,604    4,197    3,768
Professional services ...    1,867    2,580    2,350
Advertising and promotion    2,500    2,486    2,250

Note  16.  Financial  Instruments  with  Off-Balance-Sheet  Risk
FMB is party to financial instruments with off-balance-sheet risk, all of which are entered into for purposes other than trading. These instruments are used in the normal course of business to meet the financing needs of its customers and reduce its own exposure to fluctuations in interest rates and include commitments to extend credit, letters of credit, foreign exchange forward contracts, interest rate forward contracts and interest rate swap agreements. To varying degrees, they involve elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement FMB has in these particular categories of financial instruments.

     Commitments to extend credit are agreements to lend to customers as long as there are no violations of any conditions established in the contracts. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Letters of credit are conditional commitments issued by the Banks to guarantee the performance of customers to third parties. Letters of credit are written for a fixed period of time, usually one year or less, and generally require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

     For both commitments to extend credit and letters of credit, the Banks evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Banks upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

     FMB enters into foreign exchange forward contracts to purchase or sell foreign currencies at a future date at a predetermined exchange rate. These contracts are used to assist customers with international transactions based upon foreign denominated currencies. There is credit risk and exposure to foreign currency exchange fluctuations inherent in these transactions to the extent that the customer would fail to fulfill its purchase or delivery responsibility and FMB would execute the transaction at the prevailing currency valuation, which may be different than the value of the original contract.

     Interest rate forward contracts are utilized by FMB in its mortgage banking operations to hedge the value of residential real estate loans that are being underwritten for anticipated sale to secondary market investors. Changes in market interest rates, between the time that a customer receives a rate-lock commitment and the sale of the fully-funded loan, can change the sale value of the loan. FMB enters into forward contracts to sell exchange traded instruments whose change in value, due to the same change in market interest rates, substantially offsets the change in sale value of the underlying rate-locked loans which are anticipated to be funded.

     FMB and its subsidiaries enter into interest rate swap agreements as part of the asset/liability management process to hedge its short-term interest sensitivity position against the impact of changes in interest rates. Interest rate swap agreements generally involve the exchange of fixed and floating interest payment obligations without the exchange of the underlying principal amounts. The interest rate differential to be paid or received is recognized in interest income over the life of the agreements.

     The exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and letters of credit written is represented by the contractual amount of those instruments. The Banks use the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. For foreign exchange and interest rate forward contracts and interest rate swap agreements, the notional or contract amounts do not represent exposure to credit loss. FMB controls the credit risk for these instruments through credit approvals, limits and monitoring procedures.

     Substantially all of FMB's business during the years presented is with customers in the State of Michigan with no group concentration of credit.

     The   contract  or  notional   amounts  of   financial   instruments   with
off-balance-sheet risk, held for purposes other than trading, are as follows (dollars in thousands):

                                              December 31,
                                            1996        1995
Financial instruments whose
 contract amounts represent credit risk:
Commitments to extend credit ...........   $718,951   $588,727
Letters of credit ......................    101,432     38,233
Financial instruments whose notional
 or contract amounts exceed the
 amount of credit risk:
Foreign exchange forward contracts .....        924       --
Interest rate forward contract .........     15,000       --
Interest rate swap agreements ..........     50,000     30,000

Note 17.  Disclosures About Estimated Fair Value of Financial Instruments
Most of FMB's assets and liabilities are considered financial instruments. Many of FMB's financial instruments lack an available trading market, and it is the intent and general practice of FMB to hold its financial instruments to maturity. As a result, significant assumptions and present value calculations were used in determining estimated fair values.

     For financial instruments bearing a variable interest rate, it is presumed that recorded book values are reasonable estimates of fair value. For all other financial instruments, the following methods and assumptions were used to estimate fair values:

Cash and cash equivalents
Recorded book value of cash and due from banks and federal funds sold is a reasonable estimate of fair value.

Interest bearing deposits with banks
The present value of future cash flows from interest bearing deposits with banks is used to determine estimated fair value. The discount rates used are the current rates that FMB would receive for similar deposits.

Securities
Quoted market prices for the specific instruments owned, or for similar securities, are used to determine estimated fair value.

Loans
FMB holds in its portfolio few loans of the type that are readily salable in the secondary market, or that are commonly used to collateralize investment securities. Therefore, the present value of estimated future cash flows from the loan portfolio is used to determine fair value. The discount rates used are the current rates at which loans with similar terms would be made to borrowers with similar credit ratings.

Mortgage servicing rights
The estimated fair value of mortgage servicing rights is computed by discounting the projected future net cash flows relating to mortgage loans sold with servicing retained given period-end assumptions regarding, among other things, market servicing costs and estimated long-term prepayments.

Deposits without stated maturities
Recorded book value of non-interest bearing demand deposits and savings and NOW account deposits, representing the amount payable on demand at the reporting date, is a reasonable estimate of fair value.

     The relationship value of these instruments, commonly referred to as the core deposit intangible, is not considered a financial instrument and is not included in the fair value disclosure. The value of the core deposit intangible would significantly increase the estimated fair value of FMB's financial assets.

Deposits with stated maturities
The present value of future cash flows for time deposits is used to determine estimated fair value. The discount rates used are the current rates offered for time deposits with similar maturities.

Other borrowed funds
For short-term borrowings, recorded book value is a reasonable estimate of fair value due to the relatively short period between origination and expected repayment of these instruments.

     For Federal Home Loan Bank advances, the present value of future cash flows is used to determine estimated fair value. The discount rates used are the current rates offered for advances with similar maturities.

Long-term debt
The present value of future cash flows for long-term debt issues is used to determine estimated fair value. The discount rate used is the average of quoted yields to maturity on trades of similarly-rated financial institution debt issues.

Accrued interest
Accrued interest receivable and payable on financial instruments is included in the reported values of the underlying instruments. For accrued interest receivable and payable, the recorded book values are reasonable estimates of fair value.

Off-balance-sheet financial instruments held for purposes other than trading
For foreign exchange and interest rate forward contracts and interest rate swap agreements, dealer quotes for the specific instruments owned are used to determine estimated fair value. These values represent the estimated amount FMB would pay to terminate the agreements, taking into account the current interest rates. For commitments to extend credit and letters of credit, the fees currently charged for similar agreements are used to determine estimated fair value. Given the market in which it operates, FMB seldom charges fees on commitments to extend credit.

The estimated fair values of FMB's financial instruments are as follows (dollars in thousands):

                                             December 31, 1996            December 31, 1995
                                           Carrying      Fair           Carrying       Fair
                                           Value         Value          Value          Value
Financial Assets
Cash and cash equivalents .............   $   168,675    $   168,675    $   245,268    $   245,319
Interest bearing deposits
 with banks ...........................         1,716          1,731          5,370          5,348
Securities ............................       760,012        768,915        688,590        702,149
Loans, net of allowance ...............     2,482,394      2,498,122      2,203,054      2,224,673
Mortgage servicing rights .............         1,707          1,769           --             --
Total financial assets ................   $ 3,414,504    $ 3,439,212    $ 3,142,282    $ 3,177,489
Financial Liabilities
Deposits without stated maturities ....   $ 1,373,565    $ 1,373,565    $ 1,231,982    $ 1,231,982
Deposits with stated maturities .......     1,652,668      1,658,253      1,592,096      1,600,953
Other borrowed funds ..................       163,512        163,006        134,412        134,412
Long-term debt ........................        29,726         29,968          5,869          6,228
Total financial liabilities ...........   $ 3,219,471    $ 3,224,792    $ 2,964,359    $ 2,973,575
Off-Balance-Sheet Financial Instruments
Held For Purposes Other Than Trading
Interest rate swap agreements .........   $        (3)   $        70    $        (4)   $      (607)
Foreign exchange forward contracts ....           n/a             20            n/a           --
Interest rate forward contracts .......           n/a             35            n/a           --
Commitments to extend credit ..........           n/a           --              n/a           --
Letters of credit .....................           n/a           (347)           n/a           (173)
Total off-balance-sheet financial
 instruments ..........................   $        (3)   $      (222)   $        (4)   $      (780)

The remaining balance sheet assets and liabilities of FMB are not considered financial instruments and have not been valued differently than is customary under historical cost accounting. Since assets and liabilities that are not financial instruments are excluded above, the difference between total financial assets and financial liabilities does not, nor is it intended to, represent the market value of FMB. Furthermore, the estimated fair value information may not be comparable between financial institutions due to the wide range of valuation techniques permitted, and assumptions necessitated, in the absence of an available trading market.

Note 18. First Michigan Bank Corporation (Parent Company Only) Financial Information

Balance Sheets (dollars in thousands)
                                           December 31,
                                          1996      1995
Assets
Cash and cash equivalents ..........   $  1,976   $    811
Interest bearing deposits with banks     17,100     15,200
Investment in subsidiaries .........    265,755    232,730
Net premises and equipment .........     18,899     18,684
Other assets .......................     14,352     11,600
Total assets .......................   $318,082   $279,025

Liabilities and Shareholders'
 Equity
Liabilities:
Short-term borrowings ..............   $     11   $ 10,011
Long-term debt .....................     29,537      4,883
Other liabilities ..................     14,390     10,303
Total liabilities ..................     43,938     25,197
Shareholders' equity ...............    274,144    253,828
Total liabilities and
shareholders' equity ...............   $318,082   $279,025

Statements of Income (dollars in thousands, except per share data)

                                         Year ended
                                        December 31,
                                1996        1995       1994
Income
From subsidiaries:
Dividends .................   $ 22,287    $ 27,600   $ 16,550
Centralized support
 service fees .............     19,853      15,696     12,093
Interest on notes
 receivable ...............       --          --           17
Investment interest .......        861         451        534
Other .....................         (8)         15         (6)
Total income ..............     42,993      43,762     29,188
Expense
Salaries and employee
 benefits .................     16,548      13,325     10,576
Interest on long-term
 debt .....................        993         508        643
Other .....................     12,917       9,241      6,927
Total expense .............     30,458      23,074     18,146
Income before income
 tax benefit and equity
 in undistributed net
 income of subsidiaries ...     12,535      20,688     11,042
Income tax benefit ........      3,210       2,225      1,723
Income before equity in
 undistributed net
 income of subsidiaries ...     15,745      22,913     12,765
Equity in undistributed
 net income of subsidiaries     26,423      14,399     20,962
Net Income ................   $ 42,168    $ 37,312   $ 33,727
Net Income Per Share ......   $   1.57    $   1.40   $   1.27

Statements of Cash Flows (dollars in thousands)
                                            Year ended December 31,
                                          1996        1995       1994
Cash Flows From Operating Activities
Net income .........................   $ 42,168    $ 37,312    $ 33,727
Adjustments to reconcile
 net income to net cash
 provided by operating
 activities:
Provision for depreciation,
 amortization and accretion ........      3,178       2,378       1,914
Deferred income taxes ..............       (350)        (53)        428
Other-net ..........................      1,902       2,102        (536)
Equity in undistributed net
 income of subsidiaries ............    (26,423)    (14,399)    (20,962)
Total adjustments ..................    (21,693)     (9,972)    (19,156)
Net cash provided by
 operating activities ..............     20,475      27,340      14,571
Cash Flows From Investing
 Activities
Net (increase) decrease
 in interest bearing deposits
 with banks ........................     (1,900)     (8,200)      8,000
Purchase of premises and
 equipment and other assets ........     (4,492)     (3,525)       (959)
Proceeds from sale of
 premises and equipment ............       --           293       2,034
Contribution to capital
 of subsidiaries ...................     (7,500)     (4,250)     (8,900)
Net cash provided by
 (used in) investing
 activities ........................    (13,892)    (15,682)        175
Cash Flows From Financing
 Activities
Increase (decrease) in
 short-term borrowings .............     15,000        --            (3)
Repayment of long-term debt ........       (346)       (598)     (1,497)
Cash dividends and
 fractional shares .................    (16,073)    (13,386)    (10,703)
Proceeds from issuance
 of common stock ...................      5,256       4,278       3,641
Common stock repurchased ...........     (9,255)     (1,911)     (6,311)
Net cash used in financing
 activities ........................     (5,418)    (11,617)    (14,873)
Increase (decrease) In Cash
 and Cash Equivalents ..............      1,165          41        (127)
Cash and Cash Equivalents,
 At Beginning of Year ..............        811         770         897
Cash and Cash Equivalents,
 At End of Year ....................   $  1,976    $    811    $    770

Note 19. Regulatory Restrictions
The Banks may, from time to time, be required to maintain certain average reserve balances with the Federal Reserve Bank. During 1996 and 1995, these reserves were $9,021,000 and $7,594,000, respectively.
     Federal and state banking laws and regulations place certain restrictions on the amount of dividends and loans that a bank must pay to its parent company. Of the $263,349,000 in net assets of the Banks, $49,311,000 is available for dividends to the parent company in 1997 (before considering 1997 net income), and the remaining $214,038,000 is restricted based on minimum risk-based capital requirements now in effect.


Note 20. Regulatory Capital Requirements
FMB and the Banks individually are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by the regulators that could have a direct material effect on the financial statements of the Banks and of FMB as a whole. Under the capital adequacy guidelines and the regulatory framework for prompt corrective action, the Banks must meet specific capital guidelines that involve quantitative measures the Banks' assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. In addition, the Banks' capital amounts and classifications are subject to qualitative judgments by the regulators about components, risk weightings and other factors.

The table below sets forth the quantitative measures established by regulation to ensure capital adequacy for FMB and the Banks which are considered significant subsidiaries (dollars in thousands):

                                                                 To Be Well
                                                               Capitalized Under     Minimum
                                                              Prompt Corrective     For Capital
                                                  Actual       Action Provisions:   Adequacy Purposes:
                                            Amount     Ratio   Amount      Ratio   Amount       Ratio
As of December 31, 1996
Total Capital
 (to risk weighted assets):
FMB .....................................   $300,186     11.1% $269,505     10.0% $215,604     8.0%
FMB-First Michigan Bank .................    114,563     10.1   113,071     10.0    90,456     8.0
FMB-First Michigan Bank-
Grand Rapids ............................     47,311     10.5    45,096     10.0    36,077     8.0
FMB-Lumberman's Bank ....................     35,184     10.3    34,037     10.0    27,230     8.0

Tier 1 Capital
 (to risk weighted assets):
FMB .....................................   $264,836      9.8% $161,703      6.0% $107,802     4.0%
FMB-First Michigan Bank .................    102,449      9.1    67,842      6.0    45,228     4.0
FMB-First Michigan Bank-
Grand Rapids ............................     42,102      9.3    27,057      6.0    18,038     4.0
FMB-Lumberman's Bank ....................     31,095      9.1    20,422      6.0    13,615     4.0

Tier 1 Capital
 (to average assets):
FMB .....................................   $264,836      7.6% $173,252      5.0% $103,951     3.0%
FMB-First Michigan Bank .................    102,449      7.9    64,680      5.0    38,808     3.0
FMB-First Michigan Bank-
Grand Rapids ............................     42,102      8.0    26,300      5.0    15,780     3.0
FMB-Lumberman's Bank ....................     31,095      7.1    21,867      5.0    13,120     3.0

As of December 31, 1995

Total Capital (to risk weighted assets):
FMB .....................................   $278,229     11.9% $233,308     10.0% $186,646     8.0%
FMB-First Michigan Bank .................     99,606     10.3    96,800     10.0    77,440     8.0
FMB-First Michigan Bank-
Grand Rapids ............................     40,042     11.0    36,284     10.0    29,027     8.0
FMB-Lumberman's Bank ....................     31,494     10.7    29,367     10.0    23,494     8.0

Tier 1 Capital (to risk weighted assets):
FMB .....................................   $245,625     10.5% $139,985      6.0% $ 93,323     4.0%
FMB-First Michigan Bank .................     88,571      9.2    58,080      6.0    38,720     4.0
FMB-First Michigan Bank-
Grand Rapids ............................     35,614      9.8    21,771      6.0    14,514     4.0
FMB-Lumberman's Bank ....................     28,011      9.5    17,620      6.0    11,747     4.0


Tier 1 Capital (to average assets):
FMB .....................................   $245,625      7.8% $157,980      5.0% $ 94,788     3.0%
FMB-First Michigan Bank .................     88,571      7.4    59,597      5.0    35,758     3.0
FMB-First Michigan Bank-
Grand Rapids ............................     35,614      7.9    22,646      5.0    13,587     3.0
FMB-Lumberman's Bank ....................     28,011      7.1    19,658      5.0    11,795     3.0

As of December 31, 1996, the most recent notifications from the Federal Deposit Insurance Corporation have respectively categorized the Banks as well-capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that, in the opinion of management, have changed the categories under which any of the Banks would be classified.

First Michigan Bank Corporation
Holland, Michigan



We have audited the accompanying consolidated balance sheets of First Michigan Bank Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of FMB's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material aspects, the financial position of First Michigan Bank Corporation and subsidiaries at December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                                          /s/ BDO Seidman, LLP
                                                          BDO Seidman, LLP

                                                          January 16, 1997

                                                          Grand Rapids, Michigan